Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 8, 2005, except for Note 22, as to which the date is July 28, 2005, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-127133) and related Prospectus of AMERISAFE, Inc.
/s/ Ernst & Young LLP
New Orleans, Louisiana
October 4, 2005